News Release
IMMEDIATE

Investor Contact:
Barry B. Goldstein
DCAP Group, Inc.
(516) 374-7600

DCAP Group, Inc. Announces Release Date for 2005 Fiscal Year Financial Results and Details of its Initial Conference Call with Investors

Hewlett, New York—Feb. 27, 2006—DCAP Group, Inc. (NASDAQ: DCAP) will host a conference call with senior management to discuss the Company's 2005 financial results. It will be the Company’s first conference call with investors. In addition to reviewing historical 2005 results, Barry Goldstein, the Company’s CEO will explain and discuss the nature of the Company’s business and its future plans. The call will be held on Thursday, March 30, 2006 at 11:00 a.m. Eastern Time. The Company's earnings release announcing financial results for the fiscal year ended December 31, 2005 is scheduled for the evening of Wednesday, March 29, 2006. The Company’s Form 10-KSB for the 2005 fiscal year is scheduled to be filed on that date.

The call-in number is 800-259-0251, confirmation code 57262659. A link to a simultaneous webcast of the teleconference will be available at www.dcapgroup.com through Windows Media Player or RealPlayer.

For the convenience of the Company's shareholders and the public, the conference call will be recorded and available for replay starting March 31, 2006 at 2:00 p.m. Eastern Time. The conference call will be made available for playback via the Company's corporate website, www.dcapgroup.com, and will be available until the next earnings release date.

About DCAP Group
DCAP Group, Inc. owns and operates the largest chain of independent storefront insurance agencies in the Northeast. Through DCAP Insurance, Barry Scott Insurance, Accurate Insurance and Atlantic Insurance Agency, DCAP Group provides automobile insurance (and to a lesser extent, motorcycle and homeowners), enhanced by complimentary premium financing capabilities, to retail customers in New York, New Jersey, and Pennsylvania. Other products include automobile club service for roadside emergencies and income tax preparation services. As of February 27, 2006, DCAP had 75 owned or franchised storefront locations.

Forward Looking Statements
Statements in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those included in forward-looking statements due to a variety of factors. More information about these factors can be found in DCAP’s latest Annual Report filed with Securities and Exchange Commission on Form 10-KSB. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.